EXHIBIT 21


                                  Jurisdiction of
Name of Entity                      Organization           Ownership Interest
--------------------------------------------------------------------------------
Eagle Bancorp, Inc. - Registrant      Maryland
EagleBank                             Maryland                     100%
Bethesda Leasing LLC                  Maryland                     100%